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                                                                    Exhibit 10.1

                    [The Real Estate Board of New York, Inc.]

Agreement of Lease, made as of the 31st day of August 1983, between HOLROD ASSOCIATES, a New York Limited partnership, having an office at 643 Madison Avenue, New York, New York 10022 party of the first part, hereinafter referred to as OWNER and THURSDAY'S SUPPER PUB, INC., a New York limited partnership, having an office at 57 West 58th Street, New York party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the premises described in Article 40 hereof (hereinafter called the "demised premises") and shown on Exhibit A annexed hereto and made a part hereof in the building known as 57 West 58th Street, in the Borough of Manhattan, City of New York, for the term of twenty (20) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the first (1st) day of September nineteen hundred and eighty-three, and to end on the thirty-first
(31st) day of August two thousand and three both dates inclusive, at an annual rental (herein called "Fixed Minimum Rent") of TWO HUNDRED TWENTY-FIVE ($225,000) DOLLARS subject to adjustment as hereinafter provided in Article 43 of this lease which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:       1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:  2. Tenant shall use and occupy demised premises for the use and purposes set forth in Article 41 of this lease,

and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner (WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED) Tenant shall, before making any alterations, additions, installations or improvements, at its expense, (WITH OWNER'S COOPERATION, IF OWNER PREVIOUSLY APPROVED SAID ALTERATIONS, ADDITIONS, INSTALLATIONS [ILLEGIBLE]) obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner shall inform Tenant when such installations are approved by Owner that Owner elects to relinquish Owner's rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures owned by Tenant moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and store the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner at Tenant's expense.

Reports:

4. Owner shall maintain and repair the public portions of the building, both exterior and interior except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant. Tenant shall maintain such exterior installations in good appearance and shall cause the same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article 8. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and it its sole cost and expense, make all non-structural repairs thereto (except such repairs as are necessitated by Owner's improper actions) and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as specifically provide in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminuation of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders,

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rules and regulations of the New York Board of Fire Underwriters or the
Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the premises, if the premises are on the street level, whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structure repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies or insurance at any time carried by or for the benefit of Owner. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or person in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefor. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant on condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by Counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty or if Tenant is denied access to all of the demised premises, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner or subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged the Owner shall decide to demolish it or to rebuild it, then, in any of [ILLEGIBLE] events, Owner may elect to terminate this lease by written notice [ILLEGIBLE] Tenant given within 90 days after such fire or casualty specifying [ILLEGIBLE] date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified such notice the term of this lease shall expire as fully and compl[ILLEGIBLE] as if such date were the date set forth above for the termination [ILLEGIBLE] this lease and Tenant shall forthwith quit, surrender and vacate [ILLEGIBLE] premises without prejudice however, to Owner's rights and reme[ILLEGIBLE] against Tenant under the lease provisions in effect prior to [ILLEGIBLE] termination, and any rent owing shall be paid up to such date [ILLEGIBLE] any payments of rent made by Tenant which were on account of [ILLEGIBLE] period subsequent to such date shall be returned to Tenant. Un[ILLEGIBLE] Owner shall serve a termination notice as provided for her[ILLEGIBLE] Owner shall make the repairs and restorations under the conditi[ILLEGIBLE] of (b) and (c) hereof, with all reasonable expedition subject to de[ILLEGIBLE] due to adjustment of insurance claims, labor troubles and ca[ILLEGIBLE] beyond Owner's control. After any such casualty, Tenant s[ILLEGIBLE] cooperate with Owner's restoration by removing from the prem[ILLEGIBLE] as promptly as reasonably possible, all of Tenant's salvagable [ILLEGIBLE] inventory and movable equipment, furniture, and other property. Tenant's liability for the rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making [ILLEGIBLE] claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right[ILLEGIBLE] recovery against the other or any one claiming through or un[ILLEGIBLE] each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy [ILLEGIBLE] be obtained without additional premiums or, if such policy may only be obtained after payment of an additional premium if Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributes, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

[GRAPHIC OMITTED] Rider to be added if necessary.

12. Rates and conditions in respect to submer[ILLEGIBLE] or rent inclusion, as the case may be, to be added in[ILLEGIBLE] RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to

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perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If the Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of, Articles 2 or 37 hereof, or of, the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events; (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease, to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title 11 of the U.S. Code (Bankruptcy
Code); then, in any one or more of such events, upon Owner serving a written
(10) days notice upon Tenant specifying the nature of said default and upon the expiration of said (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said (10) day period, and if Tenant shall not have diligently commenced curing such default within such (10) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written six (6) days notice of cancellation of this lease upon Tenant, and upon the expiration of said six
(6) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such six (6) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required after 5 days' written notice that such payment is due then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. * after 5 days written notice that such payment is due

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and, or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

No Representations by Owner:

20. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear (and damage by fire or other casualty, which are to be governed by Article 9 hereof) excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

22. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

23. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease. Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.

No Waiver:

24. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

25. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant. Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform:

26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenant and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgement of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and Notices

27. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant or sent by registered or certified mail addressed to Tenant and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or mailed, as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

28. If there is not currently a water meter in the demised premise which measures all of Tenant's consumption of water in the Building then and in that event, Tenant shall, as part of Tenant's Work (hereinafter defined) and at Tenant's sole cost and expense install such Throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they art part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.

Sprinklers:

29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company. Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent 36% of the contract price for sprinkler supervisory service on the first day of each month during the term of this lease.

Heat, Cleaning:

30. As long as this lease is in full force and effect. Owner shall, if and insofar as existing facilities permit furnish heat to the demised premises, during the hours that the demised premises are open to the public.

Tenant shall at Tenant's expense, keep demised premises clean and in order, to the satisfaction to Owner, and if demised premises are situated on the street floor, Tenant shall, at Tenant's own expense, make all repairs and replacements to the sidewalks and curbs adjacent thereto, and keep said sidewalks and curbs free from snow, ice, dirt and rubbish. Tenant shall independently, contracting for the removal of Tenant's refuse and rubbish and the removal of such refuse and rubbish shall be subject to such rules and regulations as, in the judgement of Owner, are necessary for the proper operation of the building.

Security:

31. If, as and when Tenant deposits any money with Owner as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease, the same shall be held by Owner in accordance with the terms and provisions of this Article. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of the sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendor or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Caption:

32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

33. The term "Owner" as used in this lease means only the Owner, or the mortgages in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of the lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, as any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof), Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation - Sharing

34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made. Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement or rent.

Rules and Regulations:

35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenants part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulation or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

36. Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Tenant shall insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner.

Pornographic Uses Prohibited:

37. Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the premises are used for any obscene or pornographic purposes of any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so-called rubber goods shops, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material defined here as it is in Penal Law
Section 235.00.

Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns:

39. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

      In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                                                     [CORP SEAL]

Witness for Owner:                   HOLROD ASSOCIATES

                                     By:
-------------------------------         ------------------------------[L.S.]

Witness for Tenant                   THURSDAY'S SUPPER PUB, INC. [L.S.]

                                     By:
-------------------------------         ------------------------------

                                                                     [CORP SEAL]

                        RIDER ANNEXED TO AND FORMING PART OF
                        AGREEMENT OF LEASE DATED AS OF AUGUST 31,
                        1983 BETWEEN HOLROD ASSOCIATES, AS OWNER,
                        AND THURSDAY'S SUPPER PUB, INC., AS
                        TENANT, RESPECTING SPACE AT 57 WEST 58th
                        STREET, NEW YORK, NEW YORK
                        -----------------------------------------

      40. The demised premises shall consist of the portions of the basement, first floor and second floor of the Building shown and designated on the plan annexed hereto as Exhibit A and made a part hereof.

      41. (a) Tenant shall use and occupy the demised premises for the following purpose and no other purpose: the operation of a first-class restaurant serving:
(i) a full range of food items for consumption on the demised premises only; and
(ii) alcoholic beverages for consumption on the demised premises only. Tenant warrants and covenants that the entire demised premises shall be open for business not less than five days per week, including holidays and Saturdays, fifty-two weeks per year, serving food items and alcoholic beverages during all usual and customary business hours during which competitive restaurants in the general vicinity of the demised premises (which do not serve breakfast) are open for business each day (but not more than five days per week) except when prevented from doing so by strikes, fires, casualties or other causes beyond Tenant's reasonable control. Tenant agrees to operate the aforesaid restaurant on the demised premises during the entire term of this lease and agrees to conduct its activities and any such use in a manner consistent with the character and setting of the Building as a first-class residence.

            (b) Tenant agrees not to cause, suffer or permit any cooking or like odors to emanate from the demised premises. Tenant agrees to provide and maintain, at its own expense, an adequate ventilating system for this purpose. Owner will permit Tenant to use any existing exhaust ducts serving the demised premises, but Owner makes no representation to Tenant with respect to the existence, adequacy or condition of any such ducts. Tenant agrees to keep such ventilating system (and all other fixtures) in good order and repair at all times, to provide approved grease filters and other devices to prevent the accumulation of grease and other foreign substances in such system, and to cause the ducts thereof to be cleaned as often as may be required to keep the same free from grease and other foreign substances. Tenant agrees, at its own cost and expense, to use all reasonable diligence in accordance with the best prevailing accepted methods to prevent and exterminate vermin, rats, flies and other insects in the demised premises. If Tenant shall fail so to do after five
(5) days notice to that effect, or shall fail to adopt and employ proper methods therefor, Owner may, in addition to any of its other rights and/or remedies, take such steps as it, in its sole discretion, determines are reasonably necessary or desirable to effect such purpose; and any amounts expended by Owner therefor plus ten percent thereof shall be repayable to it by Tenant upon demand in accordance with statements thereof or bills or invoices therefor rendered by Owner to Tenant and the amount of such statement, bill or invoice shall be deemed to be and shall be paid as additional rent.

            Tenant agrees not to cause, suffer or permit: (i) any undesirable vibrations, noises or other undesirable effects that were not previously extant to exist in or emanate from the demised premises or any equipment or installation therein into other portions of the Building; (ii) the demised premises or any use thereof to constitute a nuisance or otherwise unreasonably to interfere with or disturb in any manner the safety, comfort or enjoyment of the Building by the other tenants and occupants thereof.

            (c) Tenant shall do all things that may be required to maintain harmonious relations with any unions representing any employees of Owner or its underlying lessor or any other employees at the Building.

            (d) Tenant, at its own cost and expense, agrees diligently to make application for and to obtain any necessary licenses and permits in any wise required in respect of the demised premises and/or in order that the demised premises may be used for the purposes set forth in this Article and shall cause all such licenses and permits to be and remain in full force and effect and not to be violated throughout the term of this lease, including, without limitation, the sale and consumption of liquor, beer and wine in the demised premises, and will in good faith exercise its best efforts to obtain, and will diligently prosecute the application therefor.

            Tenant shall cause all such licenses and permits to be and remain in full force and effect throughout the term of this lease and the suspension, revocation or cancellation of any such license or permit without reinstatement by Tenant after a period of 30 days shall constitute a default under this lease (unless Tenant shall commence reinstatement proceedings within such 30 day period and shall diligently and continuously prosecute same to successful completion).

      Tenant represents that: (i) none of its officers, directors or shareholders have ever been denied any license by the State Liquor Authority, and that they have not ever had any such license suspended or revoked; and (ii) it knows of no reason why it would not be able to obtain any licenses required to be obtained by Tenant so that the demised premises could be used for the purposes set forth in this Article.

            (e) Tenant, at its sole expense, shall comply with the rules, regulations and orders of insurance companies, the Board of Fire Underwriters and all governmental and quasi-governmental departments, agencies and other entities in respect of the demised premises and/or said use or occupancy thereof including, without limitation, rules, orders and regulations of the State Liquor Authority and the Alcoholic Beverage Control Board, and shall indemnify and save harmless Owner, Owner's agents and employees, of and from any claim, violation, crime, penalty or offense arising out of the violation or alleged violation of any law, ordinance, rule or regulation of the Board of Health, New York State Liquor Authority or any other state or municipal Department or Agency having jurisdiction over the demised premises or the operation by Tenant of its business therein.

      42. (a) (1) Owner hereby consents, subject nevertheless to the provisions of this Article and Article 3 hereof, to the making by Tenant at the commencement of the term of this lease of certain permanent leasehold improvements and other non-structural alterations to the demised premises and to the performance of such work (hereinafter collectively "Tenant's Work") in accordance with the provisions of this Article; and Tenant hereby agrees to perform and (subject to strikes, material shortages, acts of God and similar events beyond Tenant's control) to complete Tenant's Work before January 31, 1984 and that Tenant's Work shall include the creation and installation of a first-class restaurant within the demised premises.

                  (2) Promptly after the date hereof and prior to Tenant undertaking any work in or alterations to the demised premises, Tenant agrees to submit to Owner for its approval (which shall not be unreasonably withheld or delayed) two sets of complete working drawings, plans and specifications (collectively "Tenant's Plans"), including, but not limited to all mechanical, electrical, air conditioning and other utility systems and facilities, for the proposed Tenant's Work, prepared by an architect and/or engineer duly licensed as such in the State of New York. Promptly following Owner's receipt of Tenant's Plans Owner shall review or cause to be reviewed Tenant's Plans and shall thereupon return to Tenant one set of the same with Owner's approval or disapproval noted thereon, and if the same shall be disapproved in any respect Owner shall state the reason for such disapproval. In case of any such disapproval Tenant shall, promptly after receipt thereof, cause its architect or engineer to make such changes to Tenant's Plans as Owner shall require and thereupon resubmit the same to Owner for its approval. Following the approval of Tenant's Plans, as aforesaid, the same shall be final and shall not be changed by Tenant without the prior approval of Owner (which shall not be unreasonably withheld or delayed) except as may be required by law, and Tenant shall give prior notice to Owner of any such changes as may be required by law and shall promptly furnish Owner with copies of all such required changes in Tenant's Plans. Owner's approval of Tenant's Plans or of any revisions thereto do not and shall not constitute an opinion or agreement by Owner that the same are structurally sufficient or that Tenant's Plans are in compliance with law, nor shall such approval impose any present or future liability on Owner or waive any of Owner's rights hereunder. Tenant acknowledges and agrees that Owner's approval of Tenant's Plans shall be conditioned upon Tenant employing licensed persons and firms (where required by law) and such labor for the performance of Tenant's Work as will not cause any jurisdictional or other labor disputes in the Building. In any event, all contractors and subcontractors Tenant proposes to employ shall be bondable and shall be subject to Owner's prior approval.

            (b) (1) Promptly following Owner's approval of Tenant's Plans, Tenant shall (with Owner's cooperation) secure or cause to be secured, at Tenant's sole cost and expense, all necessary approvals of Tenant's Plans from all governmental authorities having jurisdiction thereover and Tenant shall also secure or cause to be secured all permits and licenses necessary to perform Tenant's Work and shall furnish Owner with copies of Tenant's Plans as approved by such governmental authorities and copies of such permits and licenses. If required, Owner shall join in such applications to governmental bodies as are necessary to obtain the aforesaid licenses, approvals or permits, provided Tenant pays all costs and expenses incurred in connection therewith and first indemnifies Owner and its partners (in an agreement satisfactory to Owner in form and content) of, from and against any and all liability, damage, expense or any other matter or thing in any way relating to any such application and/or any proposed alteration.

                  (2) Promptly after having secured the approvals from Owner and from the governmental authorities required under subdivision (1) of this paragraph (b), Tenant shall enter into a construction contract which includes, among other terms, indemnification, insurance, bonding and retainage provisions reasonably satisfactory to Owner, and which otherwise is in compliance with the terms of this lease, with a general contractor previously approved by Owner (which approval shall not be unreasonably withheld or delayed) and Tenant shall furnish Owner with a copy of such executed contract.

                  (3) Concurrently with the execution and delivery of this lease by Tenant to Owner, Tenant shall deliver to Owner a personal and irrevocable guaranty of the performance by Tenant and Tenant's agents, employees, independent contractors and subcontractors of their responsibility to remove all liens, of the prompt payment by Tenant for all work, labor and materials employed in connection with Tenant's Work and of the prompt, expeditious and workmanlike completion of Tenant's Work executed by Alan Stillman, residing at 322 East 57th Street, New York, New York, that is in the form annexed hereto as Exhibit B and made a part hereof.

      Any default by Tenant under the terms and provisions of this Article or under Article 3 hereof shall be and be deemed to be a default by Alan Stillman under the terms and provisions of said guaranty and any default by Alan Stillman under the terms and provisions of said guaranty shall be and be deemed to be a default by Tenant under the terms and provisions of this lease.

                  (4) Prior to commencing any work pursuant to any provisions of this lease, Tenant shall, in addition to the other items set forth in this paragraph or elsewhere in this Lease, furnish to Owner:

                  (i) a certificate evidencing that Tenant (or Tenant's
            contractor) has procured worker's compensation insurance covering all persons employed in connection with Tenant's Work who might assert claims for death or bodily injury against Owner, Tenant or such contractor.

                  (ii) such additional personal and bodily injury, property
            damage and other insurance (in addition to the insurance required to be carried by Tenant pursuant to the provisions of Article 52 hereof) as Owner may reasonably require because of the nature of Tenant's Work.

            (c) Following compliance by Tenant with its obligation under the foregoing paragraph (b), Tenant shall promptly commence or cause to be commenced Tenant's Work and shall complete or cause the same to be completed with reasonable diligence and in any event (subject to strikes, material shortages, acts of God and similar events beyond Tenant's control) before January 31, 1984, substantially in accordance with Tenant's Plans (as approved), in a first-class, good and workmanlike manner, and in accordance with all applicable laws, ordinances and regulations of all governmental and insurance authorities and with all requirements of the Board of Fire Underwriters governing the same. All of Tenant's Work shall be performed in a manner so as to cause as little inconvenience and disturbance as is reasonably possible to other tenants or contractors in the Building. Tenant shall cause all construction work to be performed in a reasonable manner; any heavy pounding or demolition work to be performed by Tenant as part of Tenant's Work shall be performed at such times as Owner shall specify. At all times during the progress of Tenant's Work Tenant shall permit Owner, its architect and other representatives of Owner access to the demised premises for the purpose of inspecting the same, verifying conformance of Tenant's Work with Tenant's Plans and otherwise viewing the progress of Tenant's Work.

            (d) Tenant's Work shall not entail any structural changes to the demised premises or to the Building nor shall it impair the structural soundness of the demised premises or the Building. All of Tenant's Work shall be performed within the demised premises and shall not interfere with or impair the use of other portions of the Building or the services available therein, including, without limitation, the plumbing, heating, ventilating, air conditioning and electrical systems, by Owner or other occupants of the Building or guests therein. All reasonable architects', engineers' or attorneys' fees incurred by Owner in respect of this Article and any fees, costs or expenses incurred by Owner in respect of Tenant's default under this Article shall be paid by Tenant on demand. If Tenant shall at any time claim that Owner unreasonably withheld its approval to any submissions under this Article or Article 3 hereof contrary to the terms and provisions of said Articles, that question shall be determined by arbitration and if Tenant prevails, Owner's sole liability or obligation shall be to approve same.

            (e) (1) Tenant shall pay its contractors, laborers, subcontractors, materialmen and suppliers in accordance with their respective agreements with Tenant, and shall not cause or suffer any liens, mortgages, chattel liens, or other title retention or security agreements to be placed on the demised premises, any part thereof or any fixtures attached thereto. Nothing contained in this Article or elsewhere in this lease shall be construed in any way as constituting any consent or authorization to Tenant to subject the land or the Building or any part of the Building or any improvements or other personal property therein or the interest or estate of Owner or of the lessor under any underlying lease to any lien or charge in respect of Tenant's Work. All contracts or agreements made by Tenant with any third party or parties in connection with Tenant's Work (or any other alterations by Tenant which Owner may at any time approve) shall, to the fullest extent permitted by law, expressly provide that said third party or parties shall look solely to Tenant for any and all payments to be made pursuant to such contract or agreement and that neither Owner nor the lessor under any underlying lease shall have any responsibility or liability for the payment thereof.

                  (2) Promptly following the completion of Tenant's Work, Tenant shall obtain and submit to Owner copies of: (i) all final governmental and fire underwriters' approvals or certificates evidencing the completion thereof in compliance with all governmental and fire underwriters' requirements; (ii) the final Certificate for Payment issued by Tenant's architect certifying that, on the basis of an on-site inspection, Tenant's Work has been fully completed and that the entire balance of the contract sum due the general contractor, as noted in said final Certificate for Payment, is due and payable; (iii) the general contractor's affidavit to the effect that all work and materials covered by the final Application for Payment has been completed and/or installed substantially in accordance with Tenant's Plans, or such changes thereto which Owner may have previously approved and that the general contractor and all laborers, materialmen and subcontractors employed by the general contractor have been paid in full and have no claim or claims for money or otherwise against the general contractor or Tenant, which affidavit shall be accompanied by lien releases or such other data establishing payment or satisfaction of all obligations as Owner may reasonably request; and (iv) Tenant's affidavit to the effect that Tenant paid not less than $250,000 for Tenant's Work.

            (f) Nothing contained in this Article shall limit or qualify the terms, covenants, agreements, provisions and conditions of Article 3 hereof, except as expressly and specifically set forth in this Article. The terms, covenants, agreements, provisions and conditions of this Article are in addition to the terms, covenants, agreements, provisions and conditions contained in
Article 3 hereof.

      43. (a) (1) In addition to and not in limitation of any other provision of this lease, it is expressly understood, acknowledged and agreed that: (i) commencing on January 1, 1985 and annually thereafter (said date and each anniversary thereof being herein called an "Adjustment Date") until and including December 31, 1993 the Fixed Minimum Rent reserved hereunder shall automatically be increased by an amount equal to fifty percent (50%) of the product derived by multiplying the Fixed Minimum Rent reserved hereunder on the day immediately preceding the Adjustment Date by the percentage increase, if any, in the Consumer Price Index for the month preceding each such Adjustment Date over the Consumer Price Index for the month immediately preceding the preceding Adjustment Date or, in the case of the first Adjustment Date (when there is no preceding Adjustment Date), over the Consumer Price Index for the month of August, 1983; (ii) the Fixed Minimum Rent reserved under this lease beginning on January 1, 1994 shall be and be deemed to be the fair market rental value of the demised premises (the "Fair Market Rent") as the same shall be determined in accordance with the terms and provisions of paragraph (c) of this Article; provided, however, that if the Fair Market Rent does not exceed the sum of the Fixed Minimum Rent as adjusted on January 1, 1993 plus the amount equal to seventy-five (75%) of the product derived by multiplying the Fixed Minimum Rent in effect on January 1, 1993 by the percentage increase, if any, in the Consumer Price Index for the month of December, 1993 over the Consumer Price Index for the month of December, 1992 (the "1994 Rent") by more than ten (10%) percent thereof, then the Fixed Minimum Rent reserved hereunder beginning on January 1, 1994 shall equal the 1994 Rent; and (iii) commencing on January 1, 1995 and annually thereafter for the remainder of the term of this lease (said date and each anniversary thereof being herein called a "Change Date"), the Fixed Minimum Rent reserved hereunder shall automatically be increased by an amount equal to seventy-five percent (75%) of the product derived by multiplying the Fixed Minimum Rent reserved hereunder on the day immediately preceding the Change Date by the percentage increase, if any, in the Consumer Price Index for the month preceding each such Change Date over the Consumer Price Index for the month immediately preceding the preceding Change Date or, in the case of the first Change Date (when there is no preceding Change Date), over the Consumer Price Index for the month of December, 1993.

                  (2) As used in this Article, "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for the New York Northeastern New Jersey Area, all items (1967=100), or any successor thereto.
In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised in the terms or number of kind or items contained therein or otherwise, the determination of the increased Fixed Minimum Rent shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher or similar statistical information, or if a conversion factor, formula or table is unavailable, Owner shall use any other method to adjust the Consumer Price Index, or any successor thereto, to the figure that would have been arrived at had the manner of computing the Consumer Price Index not been altered. If the Consumer Price Index ceases to be published on a monthly basis, then the shortest period for which the Consumer Price Index is published which includes the relevant months shall be used. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Owner and Tenant shall agree upon in writing shall be substituted for, the Consumer Price Index. If Owner and Tenant cannot agree on an index within sixty (60) days after the Consumer Price Index ceases to be published then the index to be used in its stead shall be established by arbitration.

                  (3) In no event shall the Fixed Minimum Rent, as originally provided to be paid under this lease or as thereafter increased pursuant to adjustments under this paragraph or otherwise, be reduced for any reason whatsoever.

                  (4) Any delay or failure of Owner in computing or billing for the adjustments of Fixed Minimum Rent hereinabove set forth shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such adjustments hereunder from and after the date the same become effective in accordance with the terms of this lease and for the period in this lease set forth.

            (b) Notwithstanding anything hereinbefore to the contrary contained:
(i) Tenant's obligation to pay Fixed Minimum Rent shall not commence until November 1, 1983 (the rent that would have been due for the months of September and October, 1983 being hereinafter sometimes referred to as the "Waived Rent"); and (ii) Tenant shall be entitled to defer payment of the Fixed Minimum Rent reserved under this lease for November and December, 1983, and January, l984, (the "Deferred Rent") such that the Deferred Rent shall become due and payable in twelve (12) equal monthly installments beginning on February 1, 1984 and on the first day of each month thereafter until and including January 1, 1985 provided, however, that: (x) if Tenant shall have defaulted beyond any applicable grace or cure period in the performance of any of its obligations hereunder, including without limitation, its obligations under Article 42 hereof, respecting Tenant's Work, then the Waived Rent shall become immediately due and payable and the provision in this paragraph contained respecting the deferral of rent shall not apply; and/or (y) if the demised premises are open to the public at any time prior to January 31, 1984 (the "Opening Date"), then and under such circumstances, notwithstanding anything in this paragraph (b) to the contrary, Fixed Minimum Rent shall be due and payable from and after the Opening Date.

            (c) (1) If Owner and Tenant are unable, on or before November 15, 1993 to: (i) reach agreement as to the Fair Market Rent; and (ii) mutually execute and deliver a supplementary agreement, in form and content reasonably satisfactory to Owner's attorneys, specifying the Fair Market Rent, then such rent shall be determined as in this paragraph (c) provided. In no case, however, shall the Fair Market Rent be less than the 1994 Rent.

                  (2) In the event that the Fair Market Rent is to be determined in accordance with the provisions of this subdivision, the following procedure shall be utilized: Tenant shall appoint a disinterested person with at least ten
(10) years professional service as a licensed real estate broker in the State of New York who has been involved in the appraisal and rental of retail restaurant space in the Borough of Manhattan for not less than five (5) years to serve as an appraiser on its behalf and shall give notice thereof to Owner on or before November 15, 1993. Owner shall, within fifteen (15) days after receiving said notice appoint a second disinterested person having qualifications similar to those of the appraiser appointed by Tenant to serve as appraiser on its behalf and shall give written notice thereof to Tenant. If either Owner or Tenant fails or neglects to timely appoint an appraiser, pursuant to the foregoing, then and in such event the other party shall select a person to serve as the appraiser not so selected by the first party, and upon such selection, such appraiser shall be deemed to have been selected by the first party. The appraisers thus appointed shall appoint a third disinterested person, who shall be a real estate broker licensed as such in the State of New York actively engaged in the rental, sale and appraisal of restaurant space in the Borough of Manhattan for not less than ten (10) years. If the appraisers thus appointed by Owner and Tenant shall fail to appoint such third disinterested appraiser (who is amenable to serving as such) within fifteen (15) days after the appointment of two appraisers, then either Owner or Tenant may, by application to the president of The Real Estate Board of New York, Inc. seek the appointment of such third disinterested person. Upon such appointment, such person shall be the third appraiser as if appointed by the original two appraisers. Each appraiser shall, after the appointment of the third appraiser, render in writing to Owner and Tenant its own independent appraisal of what the annual fair market rental value of the demised premises would be were the same then ready to be leased and dedicated as a first class restaurant free of all liens and encumbrances of any kind for the remainder of the term together with an affidavit that his appraisal is an independently determined bona fide estimate. The sum of the amounts specified in each of the three appraisals shall be divided by three and the quotient of such division shall be the annual Fair Market Rent. Said quotient shall conclusively be and be deemed to be the Fair Market Rent and shall be binding on Owner and Tenant. The cost and expense of each of the appraisers appointed (or which should have been appointed) by Owner and Tenant shall be borne by Owner and Tenant respectively and the cost and expense of the third appraiser shall be shared equally by Owner and Tenant, unless this lease expressly provides otherwise. Owner and Tenant agree to sign all documents and to do all other things necessary to submit the question of the amount of the Fair Market Rent to the appraisers and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement under this Article.

                  (3) If, for any reason whatsoever, the Fair Market Rent shall not have been determined on or before January 1, 1994, then in that event, pending the determination of the Fair Market Rent, Tenant shall pay rent in an amount equal to the 1994 Rent (as the same shall be determined in accordance with the terms and provisions of item (ii) of subdivision (1) of paragraph (a) of this Article without regard to subdivisions (1) and (2) of this paragraph
(c)), without prejudice to the rights of Owner to claim a deficiency in the rent so paid following the determination of the Fair Market Rent, and such deficiency shall be paid by Tenant to Owner on the date when the next succeeding installment of Fixed Minimum Rent shall become due following the rendition by Owner to Tenant of a written statement setting forth such deficiency.

      44. (a) For the purposes of this Article, the following quoted words, terms, or phrases shall have the meaning in this paragraph (a) ascribed to them:
(1) "Base Tax Year" shall mean the calendar year 1983; (2) "Building" shall mean the building in which the premises hereby demised are located and the land upon which such building is situated; and (3) "Tenant's Percentage" shall mean eighteen percent (18%); except, however, if the Building is converted to condominium ownership then, and in that event, from and after the date of such conversion, Tenant's Percentage shall mean thirty-six percent (36%).

            (b) (1) In the event that the real estate taxes payable with respect to the Building for any fiscal tax year (July 1 through June 30) in which this lease shall be in effect (or a portion of such fiscal tax year, on a pro rata basis when appropriate), shall be greater than the amount of such taxes (on a pro rata basis, when appropriate) due and payable during the Base Tax Year, whether by reason of an increase in either the tax rate or the assessed valuation, or both, or by reason of the levy, assessment or imposition of any tax on real estate as such, ordinary or extraordinary, not now levied, assessed or imposed, or for any other reason, Tenant shall pay and does covenant to pay to Owner upon being billed therefor, as additional rent, an amount equal to Tenant's Percentage of the increase in the amount of such tax or installment over the corresponding tax or installment for the Base Tax Year. Tenant shall also pay and does covenant to pay to Owner, as additional rent, upon being billed therefor, an amount equal to Tenant's Percentage of any assessment or installment thereof for public betterments or improvements which may be levied upon or in respect of the Building. Owner may take the benefit of the provisions of any statute or ordinance permitting any such assessment to be paid over a period of time and in such event Tenant shall be obligated to pay Tenant's Percentage of the installments of any such assessments which shall become due and payable during the term of this lease. Upon request, Owner shall furnish Tenant with a copy of the real estate tax bill for any fiscal tax year in which Tenant is hereunder required to pay additional rent.

                  Notwithstanding the foregoing, if at any time during the term of this lease the Building is converted to condominium ownership or the retail and commercial areas of the Building (the "Lower Unit") are assessed separately from the residential portions of the Building, then from and after such separate assessment, Tenant shall pay Tenant's Percentage of any increase in the amount of real estate taxes payable with respect to the Lower Unit for any fiscal tax year over the amount of such taxes due and payable with respect to the Lower Unit during the Base Tax Year. For the purposes of the foregoing calculation, the amount of real estate taxes payable with respect to the Lower Unit during the Base Tax Year shall be deemed to equal the product of: (i) the amount of real estate taxes payable with respect to the entire Building during the Base Tax Year; and (ii) the fraction, the numerator of which is the amount of real estate taxes payable with respect to the Lower Unit during the first full fiscal tax year in which the Lower Unit is separately assessed and the denominator of which is the amount of real estate taxes payable with respect to the Lower Unit and all other units in the Building during the first full fiscal year in which the Lower Unit is separately assessed.

                  (2) Notwithstanding anything in subdivision (1) of this paragraph (b) to the contrary, it is understood and agreed that if Owner shall receive a refund of any portion of real estate taxes in respect of which Tenant shall have paid additional rent under subdivision (1) of this paragraph (b), then and under such circumstances and if this lease shall then be in full force and effect without default on the part of Tenant beyond any applicable grace and cure period, Tenant shall be entitled to a credit against future payments of additional rent under subdivision (1) of this paragraph (b) in an amount equal to Tenant's Percentage of such refund, after first deducting from such total refund all fees, costs and expenses incurred by Owner in collecting same. If at the expiration of the term of this lease any credit to which Tenant might be entitled pursuant to the preceding sentence shall not have been used as a credit as in such sentence provided, then and under such circumstances and subsequent to Tenant properly vacating the demised premises as herein provided and as long as Tenant is not otherwise in default hereunder beyond any applicable grace or cure period, Tenant shall be entitled to a payment equal to the amount of any such remaining credit. If the taxes for the Base Tax Year shall be reduced by certiorari proceedings or otherwise, Owner shall be entitled to recalculate the additional rent in respect of any fiscal tax year after the Base Tax Year that would have been payable by Tenant hereunder in accordance with subdivision (1) of this paragraph (b) had such reduction occurred or been known at or prior to the time additional rent for any such fiscal tax year was being originally calculated, and Tenant agrees to pay any additional rent resulting from such recalculation.

            (c) If this lease shall commence on a date other than the beginning of a fiscal tax year or shall end on a date other than the end of a fiscal tax year, then the additional rent payable under this Article for such years shall be prorated. Tenant's obligation to pay such additional rent shall survive the expiration or sooner termination of the term of this lease. For the nonpayment of any additional rent Owner shall have the same remedies, rights and privileges that Owner has for the non-payment of the Fixed Minimum Rent reserved hereunder. Receipt and acceptance by Owner of any installment of Fixed Minimum Rent reserved under this lease or any of the additional rent that may be required to be paid by Tenant under this lease, shall not be or be deemed to be a waiver of any other additional rent or Fixed Minimum Rent then or thereafter due and no delay in determining the amount of any additional rent due pursuant to this Article or otherwise shall be or be deemed to be a waiver of Owner's rights thereto.

            (d) (1) Owner, at its option, shall be entitled to charge, receive and collect from Tenant and Tenant agrees to pay to Owner on the first day of each month during each fiscal tax year an amount equal to 1/12th of 110% of the additional rent (considered as an annualized figure) hereunder required to be paid by Tenant to Owner for the preceding fiscal tax year, it being further understood and agreed that if the precise amount of additional rent required to be paid by Tenant for such fiscal tax year shall ultimately be determined to be in excess of the amount theretofore paid by Tenant hereunder, Tenant shall forthwith pay to Owner the amount of such excess, and if such determination shall be that Tenant paid more than the precise amount of additional rent required to be paid by Tenant for such fiscal tax year, the amount of such excess shall be credited to future payments of additional rent required to be paid by Tenant hereunder or, if the term hereof shall have ended and no additional rent shall be due or owing, then subsequent to Tenant properly vacating the demised premises as herein provided and as long as Tenant is not otherwise in default hereunder beyond any applicable grace or cure period, such excess shall be paid to Tenant.

                  (2) Additionally, any time that it becomes evident to Owner that monthly payments under this paragraph (d) will be insufficient to satisfy Tenant's additional rental obligations under this lease, Owner, on notice to Tenant may appropriately increase the monthly payments hereunder and Tenant agrees to pay same.

      45. Tenant acknowledges and represents to Owner that it has inspected and examined, or caused to be inspected and examined, the Building and the demised premises and that it is fully familiar and satisfied with the physical condition thereof, and Tenant does hereby agree to accept the same in their existing condition and state of repair "as is", and Owner shall have no obligation to do any work or make any installation or alteration of any kind to the Building or the demised premises to prepare the same for Tenant's occupancy or otherwise. Nor shall Owner at any time during the term of this lease have any obligation to make any repairs within the demised premises, and all such repairs of any kind or nature shall be made by Tenant at its sole cost and expense; but nothing in this sentence shall alter any express obligations of Owner as same may be elsewhere set forth in this lease.

      46. Anything contained in Article 30 hereof to the contrary notwithstanding, Tenant agrees to keep and cause to be kept closed all windows in the demised premises and at all times to cooperate fully with Owner and to otherwise abide by all reasonable regulations and requirements which Owner may prescribe to permit the proper functioning and protection of the heating system of the Building. Owner reserves the right to stop such system when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements which in the reasonable judgment of Owner are desirable or necessary to be made and until said repairs, alterations, replacements or improvements shall have been completed, Owner shall have no responsibility or liability for failure to supply heat during said period, or when prevented from so doing by any cause beyond Owner's control or by any laws, orders, rules, requirements or regulations of any governmental authority having jurisdiction thereover and Tenant shall not be entitled to any diminution or abatement of rent by reason of the stoppage of such heat for any of the aforesaid reasons or for any other reason whatsoever nor shall the same in any wise affect the obligation of Tenant to perform and fulfill its covenants and agreements under this lease. Tenant shall furnish air conditioning for the demised premises at its sole cost and expense and Owner shall have no obligation or liability with respect thereto to any extent whatsoever.

      47. Tenant shall purchase and receive gas and electricity for the demised premises directly from the public utility company serving the Building, and Tenant shall pay directly to such utility company all charges for Tenant's gas and electricity consumption as measured by separate meter(s). Unless meter(s) are already installed, same shall be installed by and at the expense of Tenant. Owner shall permit Owner's pipes, conduits and electrical conductors, to the extent available and suitably and safely capable, to be used for the purpose of supplying gas and electricity to the demised premises. Owner shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if during the term of this lease, either the quality or type of gas or electricity is changed or is no longer available for Tenant's requirements. Tenant represents that it has inspected and is satisfied with the gas service and electrical power now available within and for the demised premises.

      48. Whenever Owner is required or desires to send any notice or other communication to Tenant under or pursuant to this lease, it is understood and agreed that such notice or communication, if sent by Owner's attorneys or any other of Owner's agents (of whose agency Owner shall have advised Tenant in writing), shall, for all purposes, be deemed to have been sent by Owner. A copy of all such notices shall be sent to Tenant's attorney provided Owner shall have received written notice of said attorney's name and address. No notice or other communication to Owner under or pursuant to this lease shall be effective unless a copy thereof is sent by registered or certified mail to Owner's attorney (provided Tenant shall receive written notice of said attorney's name and address). Until further notice, for the purposes hereof Owner's attorney is:
Kramer, Levin, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022, attn: Michael Paul Korotkin, Esq.

      49. (a) Anything contained in Article 11 hereof to the contrary notwithstanding, Owner agrees that it will not unreasonably withhold or delay its consent to an assignment of this lease made in connection with a bona fide sale by Tenant of the restaurant business operated in the demised premises, provided proof shall have been furnished to Owner, in form reasonably satisfactory to Owner, that: (i) the proposed purchaser is an established restaurant operator; (ii) such sale shall have been duly approved by all licensing authorities whose approval is a legal prerequisite to such sale and/or the operation of a first class restaurant in the demised premises by the assignee; and (iii) the proposed purchaser will agree (in a writing reasonably satisfactory to Owner's counsel) to operate a first class restaurant serving a full range of food items and alcoholic beverages for the balance of the term of this lease.

            (b) (1) The granting of Owner's consent to an assignment of this lease pursuant to paragraph (a) of this Article and the effectiveness of any such assignment shall be conditioned upon Tenant delivering or causing to be delivered to Owner: (i) a duly executed and acknowledged assignment of this lease, in form reasonably satisfactory to Owner, by the terms of which Tenant shall assign to the assignee its entire interest in this lease, together with all prepaid rents hereunder; (ii) a duly executed and acknowledged assumption agreement executed by the assignee, in form reasonably satisfactory to Owner, by the terms of which the assignee shall: (x) expressly assume and agree to perform, directly for the benefit of Owner, all of the terms, convenants and conditions of this lease on the part of the Tenant to be performed; (y) consent to all of the provisions of this lease; and (z) acknowledge and agree that the demised premises shall be used and occupied for the purposes set forth in
Article 41 hereof and for no other purpose; (iii) affidavits from Tenant and the assignee stating that the lease is in full force and effect without default of any kind on the part of Owner (or setting forth any claimed default) and setting forth the amount of the Fixed Minimum Rent in effect on the day before and the day after the effective date of such assignment; and (iv) a clean, unconditional, irrevocable, transferable commercial letter of credit in form reasonably acceptable to Owner, issued by a bank in The City of New York, acceptable to Owner, in the amount of $100,000 to be held by Owner in accordance with the terms and provisions of Article 31 hereof as security for the faithful per-formance and observance by Tenant of the terms, provisions and conditions of this lease. Said letter of credit shall provide for payment thereunder upon presentation by Owner or any partner or officer of Owner, or any successor in interest to Owner, to such bank of a sight draft and shall also provide for the continuance of such credit for a period of at least one year from the date of issuance. Tenant agrees to deliver to Owner, at least thirty (30) days prior to the date on which said letter of credit expires, an extension of said letter of credit or a new or substitute letter of credit from year to year, which extended, new or substitute letter of credit shall be alike in substance and issued by a bank acceptable to Owner. If Tenant fails to deliver any such extended, new or substitute letter of credit as aforesaid, such failure will be a default under this lease and Owner may elect to draw on the letter of credit then in effect and hold the proceeds thereof (less any and all reasonable costs incurred by Owner in drawing on or cashing said letter of credit) in accordance with the provisions of Article 31 hereof and pursue any and all other rights and remedies under this lease or at law, in equity or otherwise. In the event that any default beyond any applicable grace or cure period occurs as provided in this lease, Owner may draw on said letter of credit, and the unexpended proceeds of said letter of credit (less any and all reasonable costs incurred by Owner in drawing on or cashing said letter of credit), if any, shall then be held as security as provided in Article 31 hereof. If Owner at any time utilizes any portion of the security in respect or by reason of a default by Tenant, Tenant shall, within ten (10) days after demand, restore and pay Owner the amount so utilized.

                  (2) Upon the granting of Owner's consent to an assignment of this lease pursuant to paragraph (a) of this Article and the delivery to Owner of the items referred to in subdivision (1) of paragraph (b) of this Article and provided Tenant is not in default hereunder, Owner shall, on the effective date of the aforesaid assignment, deliver to Tenant a certificate stating that to the best of Owner's knowledge Tenant is not in default hereunder. From and after the effective date of the assignment and provided Tenant has complied with each and every one of its obligations under Article 42 hereof and completed Tenant's Work, the assignor shall be released from liability under this lease except with respect to its obligations under this Article, and Articles 57 and 62 hereof.

            (c) If there is an assignment of this lease at any time prior to the fulfillment by Tenant of every one of its obligations under Article 42 hereof then, in addition to the other terms and conditions in this Article and in
Article 11 hereof set forth, as a further condition to the effectiveness of such assignment, Owner shall be paid (prior to the date on which it is contemplated that such assignment is to become effective) an amount equal to forty (40%) percent of the total consideration (less the bona fide and reasonable brokerage commission and legal fees paid by Tenant in connection with such assignment) to be paid by the assignee in connection with such assignment to the extent that said consideration exceeds $300,000 plus the New Business Loss Factor. The New Business Loss Factor shall be equal to the lesser of: (i) $100,000 or (ii) the product of (a) $25,000; and (b) the number of months in which Owner has received the total amount of Fixed Minimum Rent and additional rent due hereunder. The effectiveness of any such assignment shall be further conditioned upon the delivery to Owner prior to the effective date of such assignment of certifications by Tenant and the assignee (in the form of affidavits) stating the total consideration paid and payable to Tenant in respect of the assignment.

            (d) The term "assignment" as used in this lease: (i) shall include any dissolution, merger, consolidation or other reorganization of any corporate Tenant, or any pledge of its capital stock, or any sale or transfer of a controlling interest in its capital stock; (ii) shall not include an assignment to a corporation in which Alan Stillman, his wife or children (or a trust of which they are the sole beneficiaries) have a controlling interest; (iii) shall, if Tenant is a partnership, include any change in the general partner in such partnership; (iv) shall, if Tenant is a partnership, include any change in the limited partners in such partnership that results in Alan Stillman, his wife or children (or a trust of which they are the sole beneficiaries) having less than a 25% interest in such partnership; and (v) shall not include an assignment to a partnership in which Alan Stillman (or a corporation in which Alan Stillman, his wife or children have the controlling interest) is the sole general partner and in which he or said corporation has a 25% or larger interest. The term "controlling interest", as used herein, shall mean the direct ownership of stock possessing, and of the right to exercise, fifty (50%) percent of the total combined voting power of all classes of stock of such corporation, issued, outstanding and entitled to vote for the election of directors. No consent to an assignment shall relieve Tenant from the requirement that it obtain consent to each subsequent purported assignment. If a dispute arises as to whether Owner has withheld its consent hereunder unreasonably, that question shall be submitted to arbitration and if Tenant prevails, Owner's sole liability will be to grant such consent.

            (e) Tenant acknowledges and agrees that if there is an assignment of this lease (except an assignment to Alan Stillman individually) before July 1, 1988: (i) then from and after the effective date of such assignment the Fixed Minimum Rent shall be the greater of: (x) the then applicable Fixed Minimum Rent; and (y) the Fair Market Rent as the same shall have been determined by agreement between Owner and Tenant prior to the date that is thirty (30) business days before the effective date of the assignment or in accordance with the procedure set forth in subdivision (2) of paragraph (c) of Article 43 hereof provided, however, that if the Fair Market Rent does not exceed the then Fixed Minimum Rent by more than ten percent (10%) thereof, the Fixed Minimum Rent then in effect, subject to the adjustments set forth in subdivision (i) of paragraph
(a) of Article 43 hereof, will remain in effect without regard to the Fair Market Rent; and (ii) the date "January 1, 1985" and the words "of August, 1983" appearing in item (i) of subdivision (1) of paragraph (a) of Article 43 of this lease will be altered to read "the first day of the month immediately preceeding the date that this lease is assigned" and "that is twelve (12) months prior to the month in which this lease is assigned" respectively.

            (f) (1) Owner and Tenant agree that concurrently, with the execution and delivery of this lease a memorandum of this lease (the "Memorandum of Lease") in the form annexed hereto as Exhibit C and made a part hereof shall be executed by the parties hereto and delivered to Owner's attorneys to be held in escrow pursuant to the escrow agreement annexed hereto as Exhibit D and made a part hereof.

                  (2) Notwithstanding any provision of this lease to the contrary, in connection with the initial assignment of this lease pursuant to paragraph (a) of this Article in connection with a bona fide sale by Tenant of its entire business, Owner agrees to the recordation of the Memorandum of Lease and the placement thereon of a leasehold mortgage solely for the purpose of better-securing the purchase-money obligation which is owing to Tenant in connection with such sale of the business provided that: (i) Tenant is not in default hereunder beyond any applicable grace or cure period and has complied with all of its obligations under this Article; (ii) Tenant is the payee of a note given by the purchaser to Tenant as part of the consideration for said sale and seeks to record the Memorandum of Lease in connection with a leasehold mortgage given solely to secure said note; (iii) the Memorandum of Lease shall be forever subject and subordinate to any and all declarations of condominium affecting the Building or any part thereof which includes the demised premises; and (iv) all costs and expenses (including any taxes, recording or filing costs and reasonable attorney's fees) incurred by Owner in connection with the Memorandum of Lease shall be borne and paid for by Tenant.

                  (3) The term "leasehold mortgage" as used in this subdivision refers exclusively to the type of mortgage contemplated and sanctioned in subdivision (2) of this paragraph. The holder of a leasehold mortgage is hereinafter referred to as a "leasehold mortgagee". If, before any default shall have occurred under this lease, Owner shall receive a notice specifying the name and address of a leasehold mortgagee, thereafter Owner shall, when notifying Tenant of a default hereunder, notify such leasehold mortgagee of the same at the address set forth in the notice received from such leasehold mortgagee. Owner shall accept performance by any such leasehold mortgagee (within the applicable grace or cure period) of any covenant, condition, or agreement on Tenant's part to be performed hereunder if, at the time of such performance, Owner shall be furnished with evidence reasonably satisfactory to Owner that the party tendering such performance is a leasehold mortgagee. No modification of this lease shall be effective as against a leasehold mortgagee unless said leasehold mortgagee consents in writing thereto, which consent shall not be unreasonably withheld or delayed. If this lease shall be cancelled or terminated, Owner shall give notice thereof to any leasehold mortgagee who shall have notified Owner of its name and address prior to such cancellation or termination. Owner shall, if request is received from a leasehold mortgagee within twenty (20) days after notice is given to such leasehold mortgagee that this lease is cancelled or terminated, enter into a lease (the "New Lease") with said leasehold mortgagee for the remainder of the term of this lease upon the covenants, terms, conditions, limitations and agreements herein contained provided that: (i) not more than one leasehold mortgagee requests to so enter into a lease with Owner; (ii) said leasehold mortgagee shall have cured any and all defaults which would then exist under this lease which could be cured with the payment of money or the performance of work or both including, without limitation, defaults in the payment of all Fixed Minimum Rent and additional rent to the end of the first month after the commencement date of the New Lease were this lease still in full force and effect; (iii) said leasehold mortgagee shall have paid to Owner all of the costs and expenses, including without limitation, reasonable legal fees and disbursements, incurred by Owner in connection with the cancellation or termination of this lease and the preparation, execution and delivery of the New Lease; and (iv) nothing contained herein or in the New Lease shall or shall be deemed to impose any obligation on Owner to deliver possession of the demised premises to any leasehold mortgagee.

            (g) Except as expressly modified by this Article all of the terms and provisions of Article 11 hereof shall remain unchanged and in full force and effect.

      50. Anything contained in this lease to the contrary notwithstanding, it is specifically agreed that there shall be no personal liability on Owner or on any disclosed or undisclosed principal of Owner or on any limited or general partner, officer, director or shareholder of Owner in respect of any of the terms, covenants and provisions of this lease; in the event of a breach or default by Owner in any of its obligations under this lease, Tenant agrees to look solely to the equity of Owner in the Building for the satisfaction of Tenant's remedies or for the collection of any judgment (or other judicial award to Tenant) requiring the payment of money by Owner, and no other assets or property of Owner and no assets or property of any partner (limited or general), officer, director, shareholder or principal (disclosed or undisclosed) of Owner shall be subject to levy, execution or other procedure for the satisfaction of same.

      51. This lease and all rights of the Tenant hereunder are subject and subordinate to any and all mortgages or deeds of trust now affecting the demised premises or the real property of which the demised premises forms a part, and to any institutional renewals, modifications, consolidations, replacements or extensions of any mortgages as well as to any declaration of condominium or institutional mortgages or deeds of trust which may hereafter affect the demised premises or the Building. This Article is self-operative and no further instrument of subordination is required. Tenant shall, however, within five (5) days following request therefor execute, acknowledge and deliver to Owner an instrument evidencing or confirming this subordination and, if Tenant shall fail to do so, Owner is hereby irrevocably authorized (as attorney-in-fact, coupled with an interest) to execute, acknowledge and deliver any such instrument for and on behalf of and in the name of Tenant.

      Without limiting or otherwise affecting the above and/or other subordination provisions of this lease, Owner shall use its best efforts to obtain a written agreement, in form and substance reasonably satisfactory to the holder of a mortgage or deed of trust now or hereafter affecting the demised premises to which this lease is or shall be subordinate, from the holder of said mortgage or deed of trust to the effect that as long as Tenant is not in default under the provisions of this lease, notwithstanding any default in such mortgage and any foreclosure thereof, the enforcement by the holder thereof of any rights thereunder or otherwise, this lease shall remain in full force and effect and Tenant shall be permitted to remain in possession of the demised premises through the term of this lease, subject to the rights of Owner contained in this lease in the event of any default of Tenant hereunder, provided Tenant executes such instrument to confirm its obligations hereunder and Tenant agrees to enter into any such agreement so obtained by Owner and to attorn to any such mortgagee or a purchaser at a foreclosure sale. In the event Owner is unsuccessful in obtaining such agreement from the holders of institutional mortgages or deeds of trust which may hereafter affect the demised premises or the Building, Tenant may, at its sole cost and expense, seek to obtain the same. In the event Owner is successful in obtaining such agreement from the holders of non-institutional mortgages or deeds of trust which may hereafter affect the demised premises or the Building then this lease and all of Tenant's rights hereunder shall be subject and subordinate to such mortgages or deeds of trust but if Owner is unsuccessful in obtaining such agreement from the holders of non-institutional mortgages or deeds of trust which may hereafter affect the demised premises or the Building then this lease shall not be subordinate to such non-institutional mortgages or deeds of trust. For the purpose of this Article institutional refers to: savings banks, savings and loan associations, commercial banks or trust companies (whether acting individually or in a fiduciary capacity), insurance companies (whether acting individually or in a fiduciary capacity) organized and existing under the laws of the United States, any state thereof or a foreign state, real estate investment trusts (that are publicly held or controlled), religious, educational or eleemonsynary institutions having a net worth of $100,000,000.00 or more, employee benefit, pension or retirement plans or funds having a net worth of $100,000,000.00 or more, any combination of the foregoing or any other institution which at the time in question is generally regarded in the financial community as an institutional lender.

      Owner confirms that on the date as of which this lease has been executed, Owner is the fee title owner of the Building.

      52. (a) Tenant shall provide and keep in force for the benefit of Owner and Tenant jointly, as their respective interests may appear, insurance covering all personal property, trade fixtures, equipment and contents owned by Tenant and located in the demised premises, against loss or damage by fire, casualty, and all risks comprehended within the so-called extended coverage endorsements on fire policies (as such endorsements may from time to time be customarily written for properties of the same or similar type) to the extent of the full replacement cost thereof.

            (b) Tenant shall provide and keep in force for the benefit of Owner and Tenant, comprehensive general public liability insurance protecting Owner and Tenant, as their respective interests may appear, against any and all liability (including, without limitation, loss or liability under the Dram Shop
Act) in amounts of not less than $3,000,000.00 in respect of injuries or death to any one person, $5,000,000.00 in respect of any one accident or disaster, and in the amount of not less than $2,000,000.00 in respect of destruction or damage to property, and such policies shall cover the entire demised premises as well as the sidewalks in front thereof and adjacent thereto.

            (c) Tenant shall provide and keep in force workmen's compensation and disability insurance subject to statutory limits covering all of Tenant's employees.

            (d) Tenant shall provide and keep in force for the benefit of Owner and Tenant such other insurance as Owner may, from time to time, reasonably require.

            (e) At least twenty (20) days prior to the expiration of each such policy, Tenant shall pay the premiums for renewal insurance and within such period shall deliver to Owner the original policy with the endorsement thereon marked "PAID" and/or duplicate receipts evidencing payment thereof. All such policies shall be written by insurers licensed to do business in the State of New York, shall be in form reasonably acceptable to Owner and shall contain agreements by the insurers that such policies shall not be cancelled or materially altered, except upon ten (10) days prior written notice to Owner.

            (f) Tenant shall pay all premiums and charges for all of such policies, and if Tenant shall fail to make any such payment when due, or carry any such policy, Owner may, but shall not be obligated to make such payment, or carry such policy and the amounts paid by Owner, with interest thereon from the date of payment, shall become due and payable by Tenant as additional rent with the next succeeding installment of Fixed Minimum Rent which shall become due after such payment by Owner; but payment by Owner of any such premiums or the carrying by Owner of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto, or the right of Owner to take such action as may be permissible hereunder as in the case of default in the payment of Fixed Minimum Rent.

            (g) Tenant and Owner shall cooperate in connection with the collection of any insurance proceeds that may be due, including the execution, acknowledgment and delivery by Tenant to Owner of such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance proceeds. In the event that either party hereto is paid by its insurance carrier for any work paid for by the other party hereto, the amount so received (less the cost of collection thereof) shall be paid to the party incurring the expense of the work, but in no event shall such payment exceed the sum actually paid for such work.

      53. All cleaning and janitorial services in respect of the demised premises, its windows and the sidewalks adjoining the demised premises shall be done by (and shall be the sole responsibility of) Tenant at its sole expense.

      54. Tenant shall give prompt notice to Owner of any fire, accident, loss, damage, dangerous or defective condition in, to or of the demised premises or any part thereof or the fixtures or other property of Owner therein. Such notice shall not, however, be deemed or construed to impose upon Owner any obligation to perform any work to be performed by Tenant under this lease.

      55. (a) (1) Tenant acknowledges that Tenant has been informed by Owner that the Building and the respective apartments and commercial space therein are or may be undergoing substantial renovation, repairs and rehabilitation during the term hereof and that such renovation, repairs and rehabilitation may result in certain inconveniences or disturbances to Tenant and other occupants of the Building. Tenant agrees that the performance of any of such work shall not constitute or be deemed to be a constructive eviction or be grounds for a termination of this lease or the term hereof, nor shall the same in any way affect the obligations of Tenant under this lease, including, without limitation, the obligation to pay the rents reserved herein, or give Tenant the right to claim damages from Owner or Owner's agents or contractors. Owner reserves the right to make any changes to the Building, and Tenant agrees it shall at no time raise any objection thereto or make any claim by reason thereof. Owner shall use reasonable efforts to minimize any interruption of Tenant's business caused by such work.

                  (2) Notwithstanding the provisions of subdivision (1) of this paragraph, if Owner commences exterior renovation work on the 58th Street side of the Building which requires a sidewalk bridge or scaffolding in front of the main entrance to the demised premises and said scaffolding is not removed at or prior to the Opening Date and causes Tenant to defer the Opening Date then, provided Tenant shall have completed Tenant's Work and otherwise complied with and fulfilled each and every one of its obligations under Article 42 hereof, Tenant shall not be required to pay Fixed Minimum Rent until such sidewalk bridge or scaffolding is removed from in front of said main entrance.

            (b) Neither Owner nor Owner's agents shall incur any liability to Tenant for failure to abate any nuisance or noise created or permitted by any other occupant of the Building, and no act or thing done by any other occupant shall constitute or be deemed to be a constructive eviction, in whole or in part, or shall in any way affect the obligations of Tenant under this lease, including, but not limited to, the obligation to pay the rents reserved herein.

      56. Owner's right to enter the demised premises to perform work, make repairs and to install and maintain pipes and conduits therein (which right is hereby confirmed without imposing any duties or obligations on Owner to so enter the demised premises, perform work, make repairs or install or maintain pipes and conduits) shall be subject to the following conditions except in emergencies (when such right shall be unconditional and unrestricted):

            (a) any pipes or conduits so installed shall, where practicable, be concealed under floors, behind walls or in ceilings or closets, provided that if such concealment adds to the cost of the installation, the additional cost shall be borne or paid for by Tenant on demand;

            (b) Owner shall give Tenant prior oral notice of its intent to enter the demised premises;

            (c) Owner shall perform all work, make all repairs and install all pipes and conduits that it is otherwise obligated to perform, make or install in a manner designed to minimize interference with Tenant's permitted business operations (although Owner shall not thereby be required to incur any additional cost or expense whatsoever unless Tenant requests Owner to do so and, promptly upon demand, pays or reimburses Owner for all of such costs and expenses); and

            (d) any work, repairs and installations Owner elects to make shall not materially reduce the usable floor area of the demised premises.

      57. Tenant represents and warrants to Owner that no broker was consulted by Tenant in connection herewith nor had any part in bringing about this lease transaction. Tenant agrees to hold harmless and indemnify Owner from and against any and all liabilities and expenses, including (without limitation) legal fees, in connection with any claim for commissions, compensation or otherwise in connection with the bringing about of this lease transaction and/or the consummation thereof, which may be made by any person, firm or corporation claiming to have dealt with Tenant.

      58. In such cases where this lease expressly provides for the settlement of a dispute or question by arbitration, and only in such cases, the same shall be settled by arbitration in the Borough of Manhattan, City and State of New York, in accordance with the rules then obtaining of the American Arbitration Association, governing commercial arbitration. In the event that the American Arbitration Association shall not be then in existence, the party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within fifteen (15) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The arbitrators thus appointed shall appoint a third disinterested person, who shall be an attorney at law admitted to the practice of his or her profession for not less than ten
(10) years. If the arbitrators thus appointed shall fail to appoint such third disinterested person, then either party may, by application to the Presiding Justice of the Appellate Division of the Supreme Court of the State of New York for the First Judicial Department, seek to appoint such third disinterested person. Upon such appointment, such person shall be the third arbitrator as if appointed by the original two arbitrators. The decision of the majority of the arbitrators shall be conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing, to appoint an arbitrator, fails or neglects to do so, then and in such event the other party shall select the arbitrators not so selected by the first party, and upon such selection, such arbitrator shall be deemed to have been selected by the first party. The expenses of arbitration shall be shared equally by Owner and Tenant, but each party shall pay and be separately responsible for its own counsel and witness fees. Owner and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder and agree that a judgment or order may be entered in any court of competent jurisdiction based on an arbitration award (including the granting of injunctive relief).

      The arbitrators shall have the right to retain and consult expert and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties, with full right on their part to cross-examine such experts and authorities. The arbitrators shall render their decision and award not later than sixty (60) days after the appointment of the third arbitrator. Their decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering their decision and award, the arbitrators shall have no power to modify or in any manner alter or reform any of the provisions of this lease, and the jurisdiction of the arbitrators is limited accordingly.

      59. Supplementing Article 3 hereof, it is agreed that (except as otherwise set forth in Article 42 hereof with respect to Tenant's Work) Tenant may make non-structural interior alterations to the demised premises provided such alterations: (i) cost less than $25,000 in the aggregate during any calendar year during the term hereof; (ii) do not in any wise or manner adversely affect the operating systems or facilities of the Building; (iii) are otherwise performed in compliance with all provisions of this lease relating to alterations by Tenant; (iv) Tenant is not otherwise in default under this lease and at least twenty days prior to commencing any work pursuant to this Article, Tenant sends Owner written notice thereof together with such additional information as would be reasonably calculated to fully apprise Owner as to the nature, extent and other details of such proposed alteration.

      60. Supplementing Article 9 hereof, it is agreed that if the demised premises are totally damaged or rendered wholly unusable by fire or other casualty and are not substantially repaired within one year after such fire or other casualty then either Owner or Tenant shall have the right, exercisable within thirty (30) days after the first anniversary of such fire or other casualty, to terminate this lease as of the date ten (10) days after written notice of such election is given to the other party.

      61. Article 10 hereof is hereby supplemented to add the following:

            "Tenant may, if permitted by law, make a separate claim with the condemning authority for the value of such of its trade fixtures and business machines and equipment as are not nor ever were Owner's property and which are taken in condemnation, provided such claim: (i) is entirely and totally subordinate to any and all claims by Owner and/or groundlessees or mortgagees; and (ii) in no wise or manner, to any extent whatsoever, adversely affects the claim or claims by Owner and/or such groundlesses or mortgagees."

      62. Neither the submission of this lease form to Tenant nor the execution of this lease by Tenant shall constitute an offer by Owner to lease the demised premises to anyone nor to restate, modify, or amend that certain lease (the "Pub Lease") dated as of May 19, 1976 by and between Owner, as landlord, and Tenant. This lease shall not be or become binding upon Owner to any extent or for any purpose unless and until it is executed by

Owner and a fully executed copy thereof is delivered to Tenant. If this lease shall be fully executed and delivered as aforesaid, then, and in that event, this lease shall be and be deemed to be a modification and amendment of the Pub Lease as a result of which the Pub Lease shall be restated so that the relationship between the parties and the tenancy in respect of the demised premises shall be governed solely by this instrument and the Pub Lease shall have no further force or effect except that neither the execution and delivery of this lease nor anything contained herein or otherwise shall operate to discharge Tenant of any of its obligations to Owner under the Pub Lease and/or in respect of the demised premises with respect to time periods before September 1, 1983.

      63. If any provision of this lease shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this lease, and this lease shall be enforced as if any such invalid or unenforceable provision were not contained herein.

      64. If there shall be any conflict between any provision contained in this Rider and the printed provisions of this lease, the provisions of this Rider shall prevail.

                                [GRAPHIC OMITTED]

                                   EXHIBIT A

                                [GRAPHIC OMITTED]

                                    GUARANTY

      In consideration of, and as an inducement for the granting, execution and delivery of that certain lease, dated as of August 31, 1983 ("Lease"), by Holrod Associates, as Owner ("Owner") to Thursday's Supper Pub, Inc., as Tenant ("Tenant"), affecting portions of the basement, first floor and second floor at 57 West 58th Street, New York, New York, and in further consideration of the sum of One ($1.00) dollar and other good and valuable consideration paid by Owner to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Alan Stillman residing at 322 East 57th Street, New York, New York ("Guarantor"), hereby absolutely and unconditionally guarantees to Owner, its successors and assigns the full and prompt payment of all charges for work, labor, services and materials of whatever nature or kind that are payable by Tenant or its successors and assigns under the Lease in connection with Tenant's Work (as the same is defined in the Lease) or otherwise and hereby further guarantees Tenant's full and timely performance and observance of all the covenants, terms, conditions and agreements respecting Tenant's Work to be performed and observed by Tenant and its successors and assigns as set forth in the Lease or otherwise as well as full and timely completion of Tenant's Work.

      Guarantor hereby covenants, agrees and warrants to, with and for the benefit of Owner that it shall remove and discharge, by bonding, payment or otherwise, any lien, encumbrance or charge upon the premises demised in the Lease or the building or real property of which the same forms a part caused by any act or alleged act of commission or omission on the part of Tenant, or any of its agents or contractors, or in any manner related to Tenant's Work within ten (10) days of the creation or imposition of the same. Further, should any such lien, encumbrance or charge be bonded and should Owner or its agents be thereafter named as a party in any action or proceeding in respect of such bond or claim, Guarantor hereby agrees to forever indemnify and save harmless Owner, its partners and their agents in respect thereof and to pay all costs and expenses (including legal fees) of Owner related thereto.

      Guarantor hereby further covenants, agrees and warrants to, with and for the benefit of Owner that if default shall at any time be made by Tenant or its permitted successors or assigns, in the payment by Tenant, its agents, employees, independent contractors or subcontractors or its successors or assigns of any charges payable by Tenant, Tenant's agents, employees or independent contractors for work, labor, services or materials in connection with Tenant's Work or otherwise, or if Tenant or its successors or assigns should in any wise or manner default in the performance and observance of any of the covenants, terms, conditions and agreements respecting Tenant's Work contained in the Lease or otherwise, or if Tenant, its agents, employees, independent contractors or subcontractors do not complete Tenant's Work in a prompt, diligent, expeditious and workmanlike manner pursuant to the terms and provisions of the Lease or otherwise, Guarantor, in each and every instance, shall and will forthwith pay such charges together with any penalty or interest due thereon to the party or parties to whom the same are owed or due and payable, and shall and will forthwith faithfully perform and fulfill all of such covenants, terms, conditions and agreements and shall and will take any and all actions necessary to complete promptly Tenant's Work in accordance with the terms and provisions of the Lease.

      Guarantor represents and warrants to and for the benefit of Owner that it:
(i) is the exclusive stockholder of Tenant; and (ii) that the execution, delivery and performance of this Guaranty does not and will not violate any term or provision of any indenture, agreement or other instrument to which Guarantor is a party, or by which Guarantor or any of its assets or property may be bound, or be in conflict with, result in a breach of or con-


                                   EXHIBIT B
stitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of or to any extent or any nature whatsoever upon any of the assets or property of Guarantor.

      Guarantor hereby confirms its understanding that any default by Tenant under the terms and provisions of Articles 3 or 42 of the Lease shall be and be deemed to be a default by Guarantor hereunder and that a default by Guarantor hereunder shall be and be deemed to be a default under the terms and provisions of the Lease.

      This Guaranty is an irrevocable, absolute and unconditional guaranty of payment and of performance. It shall be enforceable against Guarantor by Owner and Owner's general partners, assignees and nominees without the necessity of any suit or proceedings on Owner or a third party's part of any kind or nature whatsoever against Guarantor, Tenant or the latter's successors or assigns, and without the necessity of any notice of non-payment, non-performance or non-observance being given by any party to Guarantor or Tenant or the latter's successors or assigns or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no wise be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Owner against Tenant, or against Tenant's successors or assigns, any of the rights or remedies reserved to Owner pursuant to the provisions of the Lease or otherwise available to Owner.

      In addition to and not in limitation of any provision hereof, Guarantor confirms its intent, agreement and understanding to be primarily obligated under those portions of the Lease respecting Tenant's Work, as if it had agreed to and executed the same as tenant and as if it had contracted with Tenant and Owner to complete Tenant's Work and to assume all of Tenant's and Tenant's agents, employees and independent contractor's obligations with respect to the same.

      This Guaranty shall be a continuing guaranty, and the liability of Guarantor hereunder shall in no way be affected, modified, impaired or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease by Owner and Tenant or Tenant's successors or assigns, or by reason of any extension of time that may be granted by Owner to Tenant or its successors or assigns, or by reason of any dealings or transactions or matter or thing of any kind or nature occurring between Owner and Tenant or Tenant's successors or assigns, or by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Tenant's successors or assigns, whether or not notice thereof is given to Guarantor. The terms and provisions of this Guaranty shall remain in full force and effect and be binding on Guarantor and its heirs, distributees, executors, administrators, and legal representatives unless and until Tenant complies with each and every one of its obligations under subdivision 2 of Paragraph (e) of Article 42 of the Lease.

      All of Owner's rights and remedies under the Lease and/or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. This Guaranty and/or any of the provisions hereof cannot be modified, waived or terminated unless such modification, waiver or termination is in writing, signed by Owner.

[ILLEGIBLE] Guarantor shall make any payment to Owner or any third party or parties or perform or fulfill any covenant, term, condition or agreement hereunder on account of the liability of Guarantor hereunder, Guarantor will notify Owner in the manner set forth for notices to Owner in the Lease that such payment or performance, as the case may be, was made for such purpose. No such payment or performance by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise to any of the rights of Owner under the Lease.

      Guarantor agrees that it will, at any time and from time to time, within five (5) days following written request by Owner and without charge therefor, execute, acknowledge and deliver to Owner a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modification). Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the building of which the premises demised in the Lease form a part from or through Owner or by any mortgagee or prospective mortgagee of said building or of any interest therein.

      As a further inducement to Owner to make and enter into the Lease and in consideration thereof, Guarantor covenants and agrees that in any action or proceeding brought on, under or by virtue of this Guaranty, Guarantor shall and does hereby waive trial by jury. This Guaranty shall be enforced and construed in accordance with the internal laws of the State of New York and shall be binding upon and inure to the benefit of Owner and Guarantor and their respective heirs, distributees, executors, administrators, legal representatives, successors and assigns.

Dated:   New York, New York
         As of August __, 1983


                                          --------------------------------------
                                                      Alan Stillman

STATE OF NEW YORK )
                  :   ss.:
COUNTY OF NEW YORK)

      On this    day of October, 1983, before me personally came Alan Stillman, to me known and known to me to be the individual described in and who executed the foregoing Guaranty, and he duly acknowledged to me that he executed the same.

                                          --------------------------------------
                                                      Notary Public

                               MEMORANDUM OF LEASE

Name and Address                       Holrod Associates, a New York
of Landlord:                             limited partnership
                                       645 Madison Avenue
                                       New York, New York 10022

Name and Address                       Thursday's Supper Pub, Inc.
of Tenant:                             57 West 58th Street
                                       New York, New York 10019

Date of Lease:                         As of August 31, 1983

Description of Premises:               Portions of the basement, first floor and
                                       second floor of the building (all as are more particularly described in the Lease
                                       (hereinafter defined)), in the building
                                       commonly known as 57 West 58th Street New
                                       York, New York as more particularly
                                       described on Exhibit A annexed hereto and forming part hereof.

Memorandum Only:                       This Memorandum of Lease is intended
                                       solely to summarize certain provisions of that certain lease (the "Lease"), dated as of August 31, 1983, between the parties hereto covering premises therein demised, for filing purposes only in compliance with the terms and provisions of Section 291-C of Article 9 of the Real
                                       Property Law of the State of New York.
                                       This Memorandum of Lease is not intended to and shall not be construed to change, vary, modify, amend, supplement, interpret or otherwise alter the Lease or any of the terms, covenants, conditions or provisions thereof. In the event of any inconsistencies between the provisions of the Lease and this Memorandum of Lease, the provisions of the Lease shall be prevail.

Other Provisions:                      Notice is hereby given that the Lease
                                       contains additional terms, covenants,
                                       conditions and provisions not set forth
                                       in this Memorandum of Lease.

      IN WITNESS WHEREOF, the parties have duly executed this Memorandum of Lease this ___ day of October, 1983.


                                       HOLROD ASSOCIATES

                                       By:______________________________________


                                       THURSDAY'S SUPPER PUB, INC.

                                       By:______________________________________

                                    EXHIBIT A

Section 5 Block 1274 on the Tax Map of New York County.

ALL that certain lot, piece or parcel of land, situate, lying and, being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

      BEGINNING at the corner formed by the intersection of the northely side of 58th Street with the easterly side of Avenue of the Americas; running

      Thence easterly along the northerly side of 58th Street, 100 feet;

      Thence northerly parallel with Avenue of the Americas, 100 feet 5 inches to the center line of the block;

      Thence westerly along said center line of the block and parallel with 58th Street, 100 feet to the easterly side of Avenue of Americas; and

      Thence southerly along the easterly side of Avenue of the Americas 100 feet 5 inches to the point or place of BEGINNING.

      Excepting and reserving to Seller all Excess Zoning Rights (as defined in the Agreement to which this Exhibit A is annexed).

      Said premises being known and by the street numbers 57-59 West 58th Street and 1420-1428 Avenue of the Americas, New York, New York.

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On the __ day of October, 1983, before me personally came Alan Stillman, to me known, who, being by me duly sworn, did depose and say that he resides at 322 East 57th Street, New York, New York; that he is the President of Thursday's Supper Pub, Inc., the corporation described in and which executed the foregoing instrument as Tenant; and that he acknowledged that he executed the same by order of the board of directors of said corporation.


                                          --------------------------------------
                                                      Notary Public

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On the ___ day of October, 1983, before me personally came Ronald A. Nicholson, to me known, who, being by me duly sworn, did depose and say that he is a general partner of Holrod Associates, the New York limited partnership described in and which executed the foregoing instrument as Landlord; and that he had authority to sign the same and acknowledged that he executed the same as the act and deed of said limited partnership.


                                          --------------------------------------
                                                      Notary Public

                                       October ___, 1983


Kramer, Levin, Nessen,
  Kamin & Frankel
919 Third Avenue
New York, New York 10022

Gentlemen:

      Reference is made to that certain lease (the "lease") dated May 19, 1976, between Holrod Associates, as Landlord, and Thursday's Supper Pub, Inc., as Tenant, respecting space on the first and second floor and in the basement, as more particularly described in the lease, (the "premises") of the building commonly known as 57 West 58th Street, New York, New York, as amended, modified, supplemented and restated by instrument dated as of August 31, 1983 (the "Restatement") (the lease and the Restatement are hereinafter collectively referred to as the "Lease") and specifically to paragraph (f) of Article 49 of the Restatement.

      In connection with paragraph (f) of Article 49 of the Restatement delivered herewith are the following documents (collectively, the "Escrowed Documents"):

            1. A Memorandum of Lease in form sufficient for recording (the "Memorandum");

            2. A New York City Real Property Transfer Tax Return with respect to the Restatement ("Transfer Tax Return"); and


                                    EXHIBIT D

Kramer, Levin, Nessen
  Kamin & Frankel
Page Two
October __, 1983


            3. An affidavit with respect to the exemption of the Lease from the New York State Real Property Transfer Gains Tax ("Gains Tax Return").

      The Escrowed Documents are being deposited in escrow with you to be held on the following terms and conditions:

      (i) you shall continue to hold the Escrowed Documents in escrow until you receive written notice from the undersigned that an initial assignment of the Lease has become or is becoming effective in accordance with the terms and provisions of Article 49 of the Restatement in connection with the bona fide sale by Tenant of the restaurant business operated in the premises. Upon receipt of the aforesaid notice, you are to deliver the Escrowed Documents to Tenant;

      (ii) if not previously released from escrow, you shall destroy the Escrowed Documents: (a) if you receive written notice from the undersigned that the Lease has been terminated in accordance with its terms or cancelled by the mutual agreement of the undersigned; (b) on September 1, 2003 when the term of this escrow shall expire and come to an end (if not previously terminated) and your obligations to the undersigned hereunder or otherwise shall be and be deemed to be fully discharged;

      (iii) in the event of any dispute as to the disposition of the Escrowed Documents, you may deposit the same in a court of competent jurisdiction;

      (iv) your sole duties hereunder are as indicated herein and upon the disposition of the Escrowed Documents as herein provided, you shall be deemed to have performed your duties and shall be automatically discharged from any further obligation in connection therewith. In no event shall you be entitled to receive a fee for acting as escrow agent hereunder;

Kramer, Levin, Nessen
  Kamin & Frankel
Page Three
October __, 1983

      (v) in the performance of your duties hereunder, you shall not incur any liability except for willful malfeasance and shall not be liable or responsible for anything done or omitted to be done hereunder in good faith as herein provided, except for willful malfeasance. You shall be fully protected in relying upon any notice, certificate or oral communication believed by you to be genuine and purported to be signed or given by any person or persons purporting to have authority to act on behalf of any party hereto;

      (vi) you or any successor escrow agent, as the case may be, may resign your duties and be discharged from all further duties or obligations hereunder at any time upon giving three days' prior notice to the undersigned. The undersigned will thereupon jointly designate a successor escrow agent hereunder within said three-day period to whom the Escrowed Documents shall be delivered. In default of such a joint designation of a successor escrow agent, you shall retain the Escrowed Documents as custodian thereof until otherwise directed by the undersigned, without further liability or responsibility;

      (vii) you shall have the continuing right to represent the Landlord in connection with the transaction(s) contemplated by this letter and the Lease and shall also have the right to represent the Landlord in any dispute between the undersigned with respect to the Escrowed Documents or otherwise;

      (viii) the undersigned jointly and severally agree to forever indemnify and hold you harmless of, from and against any and all costs, claims, losses, suits and demands incurred, resulting from or arising in connection with this letter or the matters or things contemplated hereby or resulting herefrom; and

      (ix) you have executed this letter in your capacity as escrow agent solely to evidence your agreement to act as escrow agent.

Kramer, Levin, Nessen
  Kamin & Frankel
Page Three
October __, 1983

      The undersigned acknowledge that at the time the Escrowed Documents are released from escrow the Transfer Tax Return and/or gains Tax Return may have to be modified in order to effect recordation of the Memorandum and/or that additional documentation may be required in order to effect such recordation. Accordingly, the undersigned hereby agree to execute such affidavits, governmental forms or other documents as may then be required by the appropriate governmental authorities to effect recordation of the Memorandum. All costs and expenses (including, without limitation, attorneys' fees and any and all taxes, recording fees or imposts of any kind) incurred in connection with the recordation of the Memorandum shall be borne by Tenant.

      Tenant hereby agrees to forever indemnify and hold Landlord fully harmless from and against any and all costs, claims, losses, suits, taxes, imposts and demands incurred, resulting from or arising in connection with this letter, the Memorandum, the recordation of the Memorandum or the matters or things contemplated hereby or resulting herefrom.

      All references herein to Landlord or Tenant shall refer to the parties hereto and their respective successors.

      This Agreement, which shall be construed in accordance with the internal laws of the State of New York, may not be modified or terminated orally but only in writing executed by the parties to be bound.


                                        HOLROD ASSOCIATES

                                        By:
                                            -----------------------------------


                                        THURSDAY'S SUPPER CLUB, INC.

                                        By:
                                            -----------------------------------


ACCEPTED AND AGREE TO:

KRAMER, LEVIN, NESSEN, KAMIN
 & FRANKEL.

By:
   -----------------------------------

                                ACKNOWLEDGEMENTS

Corporate Owner
State of New York,       ss.:
  County of

      On this          day of          , 19    , before me personally came
                                        to be known, who being by me duly sworn,
did depose and say that he resides in

that he is the                            of
the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                ------------------------------------------------

Individual Owner
State of New York,       ss.:
  County of

      On this          day of          , 19    , before me personally came
                                        to be known and known to me to be the
individual described in and who, as OWNER, executed the foregoing instrument and
acknowledged to me that            he         executed the same.

                                ------------------------------------------------

Corporate Tenant
State of New York,       ss.:
  County of

      On this          day of          , 19    , before me personally came
                                        to me known, who being by me duly sworn,
did depose and say that he resides in

that he is the                            of
the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                ------------------------------------------------

Individual Tenant
State of New York,       ss.:
  County of

      On this          day of          , 19    , before me personally came
                                        to be known and known to me to be the
individual described in and who, as TENANT, executed the foregoing instrument
and acknowledged to me that            he         executed the same.

                                ------------------------------------------------

                      RULES AND REGULATIONS ATTACHED TO AND
                               MADE A PART OF THIS
                      LEASE IN ACCORDANCE WITH ARTICLE 35.

      1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

      2. If the premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, etc.

      3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

      4. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of building by reason of noise, odors and or vibrations or interfere in any with other Tenants or those having business therein.

      5. No sign, advertisement, notice or other letting shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant and shall be of a size, color and style acceptable to Owner.

      6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

      8. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such person.

      9. Owner shall have the right to prohibit any advertising by any Tenant which, in Owner's opinion, tends to impair the reputation of Owner or its desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

      10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive fluid, material, chemical or substance, or cause or permit any odors or cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

      11. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Owner's judgement to absorb and prevent vibration, noise and annoyance.

                                    GUARANTY

      The undersigned Guarantor guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached Lease, including the "Rules and Regulations" as therein provided, without requiring any notice to Guarantor of nonpayment or, nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement shall not be ended, or changed by reason of the claims to Owner against Tenant of any of the rights or remedies given to Owner as agreed in the attached Lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the Lease. As a further inducement to Owner to make the Lease Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the Lease or of this guaranty that Owner and the undersigned shall and do waive trial by jury.


Address
Premises
================================================================================

HOLROD ASSOCIATES

                                       TO

THURSDAY'S SUPPER PUB, INC.

================================================================================

                                STANDARD FORM OF

                               [SEAL] STORE [SEAL]
                                      LEASE

                    The Real Estate Board of New York, Inc.

                    (c) Copyright 1979. All rights Reserved.
                  Reproduction in whole or in part prohibited.

================================================================================

Dated                                     19

Rent Per Year

Rent Per Month

Term
From
To

Drawn by                                Checked by
        --------------------------------           -----------------------------

Entered by                              Approved by
        --------------------------------           -----------------------------

================================================================================

                             SUPPLEMENTAL AGREEMENT
                                       AND
                            FIRST AMENDMENT TO LEASE

            AGREEMENT dated as of May 3, 1993 between HOLROD ASSOCIATES, as Owner ("Owner"), and MANHATTAN OCEAN CLUB ASSOCIATES, as Tenant ("Tenant").

                                    WITNESS:

            WHEREAS:

            (i) Owner and Tenant are parties to that certain lease (the "Lease") dated as of August 31, 1983 covering space more particularly described therein, located in the building at 57 West 58th Street, New York, New York;

            (ii) Pursuant to Article 43 of the Lease, the Fixed Minimum Rent (as that tern is defined in the Lease) in the Lease reserved is to increase on January 1, 1994 to the Fair Market Rent (as that term is defined in the Lease); and

            (iii) Owner and Tenant wish to set forth herein their agreement as to what the Fair Market Rent and, accordingly, the Fixed Minimum Rent is to be on January 1, 1994;

            NOW, THEREFORE, in consideration of Ten ($10) Dollars and other good and valuable consideration, the receipt whereof is hereby acknowledged, Owner and Tenant hereby agree that:

            1. The Fixed Minimum Rent of January 1, 1994 shall, notwithstanding anything set forth in the Lease to the contrary, be $302,800 per annum.

            2. The number "seventy-five (75%) percent" appearing in Article 43(a) (1) (iii) of the Lease is hereby deleted therefrom and the number "one hundred (100%) percent" shall hereby be deemed inserted in its place and stead.

            3. Tenant and Owner hereby represent and agree that except as expressly herein modified all of the terms of the Lease remain in full force and effect.

            4. Tenant and Owner acknowledge that the within lease has been assigned to Manhattan Ocean Club Associates as of the 1st day of January, 1984. Owner hereby specifically consents to such assignment.

            IN WITNESS WHEREOF, Owner and Tenant have executed this Supplemental Agreement and First Amendment to Lease as of the date first set forth above.


                                     OWNER

                                     HOLROD ASSOCIATES

                                     By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
CONSENTED TO:

THURSDAYS' SUPPER PUB, INC.          TENANT: MANHATTAN OCEAN CLUB ASSOCIATES

                                 By: THURSDAYS' SUPPER PUB, INC., General
                                       Partner


By: /s/ [ILLEGIBLE]                  By: /s/ [ILLEGIBLE]
    -------------------------            ---------------------------------------

                           SECOND AMENDMENT TO LEASE

            AGREEMENT dated as of April 1, 1995 between HOLROD ASSOCIATES, as Owner ("Owner"), and MANHATTAN OCEAN CLUB ASSOCIATES, successor in interest to Thursday's Supper Pub, Inc., as Tenant ("Tenant").

                                  WITNESSETH:

            WHEREAS:

            (i) Owner and Tenant are parties to that certain lease (the "Original Lease") dated as of August 31, 1983 covering space more particularly described therein, located in the building at 57 West 58th Street, New York, New York, as amended by a Supplemental Agreement and First Amendment to Lease (the "First Amendment") dated as of May 3, 1993 (the Original Lease and the First Amendment are hereinafter sometimes collectively referred to as the "Lease");

            (ii) Tenant has requested that the Lease be amended to extend the term thereof for an additional ten (10) year period;

            (iii) Owner is willing to grant Tenant the extension it requested only on the condition, among others, that the Fixed Minimum Rent (as that term is defined in the Original lease) reserved under the Lease shall, from and after January 1, 1996 increase by $25,000.00 per annum, it being understood that such increase shall be in addition to, but not factored into, the calculation of future increases in Fixed Minimum Rent pursuant to Article 43. (a) (i) of the Original Lease.

            NOW, THEREFORE, in consideration of Ten ($10) Dollars and other good and valuable consideration, the receipt whereof is hereby acknowledged, Owner and Tenant hereby agree that;

            1. The term of the Lease is hereby extended for ten (10) years so that the expiration date of the term thereof is August 31, 2013. The portion of the term occurring after August 31, 2003 is hereinafter sometimes referred to as the "Extension Period". Tenant hereby acknowledges and agrees that notwithstanding anything to the contrary set forth in the Lease or otherwise, Tenant has no right to renew the Lease or further extend the term thereof beyond August 31, 2013.

            2. Notwithstanding anything to the contrary set forth in the Lease or otherwise, in addition to the Fixed Minimum Rent reserved under the Lease (as the same may be increased from time to time pursuant to the provisions of
Article 43. (a) (1) of the Original Lease), from and after January 1, 1996 and continuing through and including August 31, 2003 Tenant shall pay to Owner, as a component of Fixed Minimum Rent that is hereinafter referred to as "Fixed Supplemental Rent", $25,000.00 per annum, such amount being paid to Owner by Tenant in equal monthly installments at such times as Fixed Minimum Rent is due and payable under the Lease. Fixed Supplemental Rent shall not be subject to increase, pursuant to Article 43. (a) (i) of the Original Lease.

            3. The Lease is hereby amended by adding after Article 64, a new
Article 65 that reads as follows:

                  "A. The Fixed Minimum Rent during the Extension Period shall initially equal the fair market rental value (the "FMR") of the demised premises (as that term is defined in the Original Lease) but shall be increased annually pursuant to Paragraph C of this Article. If, prior to June 1, 2003 Owner and Tenant cannot agree on the FMR for the Extension Period and execute an agreement in form and content satisfactory to Owner confirming the FMR, same shall be determined in accordance with the terms and provisions of Paragraph B of this Article.

                  B. In the event that the FMR is to be determined in accordance with the provisions of this Paragraph, the following procedure shall be
      Utilized: Tenant shall appoint a disinterested person with at least ten
      (10) years professional service as a licensed real estate broker in the State of New York who has been involved in the appraisal and rental of retail restaurant space in the Borough of Manhattan for not less than five
      (5) years to serve as an appraiser on its behalf and shall give notice thereof to Owner on or before June 1, 2003. Owner shall, within fifteen
      (15) days after receiving said notice appoint a second disinterested person having qualifications similar to those required of the appraiser appointed by Tenant to serve as appraiser on its behalf and shall give written notice thereof to Tenant. If either Owner or Tenant fails or neglects to timely appoint an appraiser pursuant to the foregoing, then in such event the other party shall select a person to serve as the appraiser not so selected by the first party, and upon such selection, such appraiser shall be deemed to have been selected by the first party. The appraisers thus appointed shall appoint a third disinterested person, who shall be a real estate broker licensed as such in the State of New York actively engaged in the rental, sale and appraisal of restaurant space in the Borough of Manhattan for not less than ten (10) years. If the appraisers thus appointed by Owner and Tenant shall fail to appoint such third disinterested appraiser (who is amenable to serving as such) within fifteen (15) days after the appointment of two appraisers, then either Owner or Tenant may, by application to the president of The Real Estate Board of New York, Inc. seek the appointment of such third disinterested person. Upon such appointment, such person shall be the third appraiser as if appointed by the original two appraisers. Each appraiser shall, after the appointment of the third appraiser, render in writing to Owner and Tenant its own independent appraisal of what the annual fair market rental value of the demised premises would be were the same then ready to be leased and dedicated as a first class restaurant free of all liens and encumbrances of any kind for the Extension Period together with an affidavit that his appraisal is an independently determined bona fide estimate. The sum of the amounts specified in each of the three appraisals shall be divided by three and the quotient of such division shall be the annual FMR except that in no event and under no circumstances shall the FMR be less than the Fixed Minimum Rent payable under the Lease for the month of August, 2003 (considered on an annualized basis). Said quotient shall be binding on Owner and Tenant. The cost and expense of each of the appraisers appointed (or which should have been appointed) by Owner and Tenant shall be borne by Owner and Tenant respectively and the cost and expense of the third appraiser shall be shared equally by Owner and Tenant. Owner and Tenant agree to sign all documents and to do all other things necessary to submit the question of the amount of the FMR to the appraisers and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement under this Article. If, for any reason whatsoever, the FMR has not been determined by September 1, 2003, Tenant shall pay on that day and on the first day of each month thereafter until the Fixed Minimum Rent has been determined, on account of the Fixed Minimum Rent then due, 105% of the Fixed Minimum Rent payable on August 1, 2003. Once the Fixed Minimum Rent has been finally determined, Tenant shall immediately pay any deficiency to Owner or Owner shall credit any overpayment to Tenant.

                  C. In addition to and not in limitation of any other provision of this lease, it is expressly understood, acknowledged and agreed that on each Adjustment Date (as such term is defined in Article 43(a) (1) of the Original Lease) during the Extension Period, the Fixed Minimum Rent reserved hereunder shall automatically be increased by an amount equal to the product derived by multiplying the Fixed Minimum Rent reserved hereunder on the day immediately preceding the Adjustment Date by the percentage increase, if any, in the Consumer Price Index (as such term is defined in Article 13(a)(2) of the Original Lease) for the month preceding each such Adjustment Date over the Consumer Price Index for the month immediately preceding the preceding Adjustment Date.

                  D. In no event shall the Fixed Minimum Rent, as originally provided to be paid under this lease or as thereafter increased pursuant to adjustments under this Paragraph or otherwise, be reduced for any reason whatsoever. Any delay or failure of Owner in computing or billing for the adjustments of Fixed Minimum Rent hereinabove set forth shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such adjustments hereunder from and after the date the same become effective in accordance with the terms of this lease and for the period in this lease set forth."

            4. Except as expressly amended hereby, the Lease, as written, shall remain in full force through and including August 31, 2013. Tenant hereby represents and warrants to and for the benefit of Owner that the Lease as amended hereby is in full force and effect without any default by Owner and that Tenant is in possession of the demised premises and has no claims against Owner under or in connection with the Lease nor any offsets against the rents payable thereunder.

            IN WITNESS WHEREOF, Owner and Tenant have executed this Second Amendment to Lease as of the date first set forth above.

                                     OWNER:

                                     HOLROD ASSOCIATES

                                     By:_______________________________________


                                     TENANT:

                                     MANHATTAN OCEAN CLUB
                                     ASSOCIATES, successor to
                                     Thursday' a Supper Pub., Inc.

                                     By:_______________________________________


CONSENTED TO;
THURSDAY'S SUPPER PUB, INC.

By:________________________________